UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2009

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of Principal Executive Offices)

(8629) 8819-3188

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2009, Skystar Bio-Pharmaceutical Company (the “Company”) amended its Articles of Incorporation to effect a 10-to-1 reverse stock split and a proportional decrease of its authorized number of shares of common stock (the “Amendment”) by filing a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Nevada Secretary of State.  A copy of the Certificate of Change is included as Exhibit 3.1 to this Current Report on Form 8-K. The Amendment had been previously authorized by the Company's Board of Directors on April 27, 2009.

Pursuant to the Amendment, each ten (10) shares of the Company’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the record date of May 12, 2009 was automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share, of the Company. No fractional shares were issued. Further, the total number of authorized shares of common stock of the Company was decreased from 200,000,000 to 20,000,000 shares.

Prior to the transactions described in this Current Report on Form 8-K, the Company’s common stock was quoted on the OTC Bulletin Board under the trading symbol “SKBI.”  In connection with the 10-to-1 reverse stock split, the trading symbol for the Company’s common stock as quoted on the OTC Bulletin Board has been changed to “SKBO.OB”, effective on the commencement of trading on the OTC Bulletin Board on May 18, 2009.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada, effective May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2009	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer